Peter R.P. Evelyn, Q.C.
                                 Attorney at Law
                            Hothersal House, St. John
                              Barbados, West Indies


                                   May 8, 2002




Board of Directors
Motors Mechanical Reinsurance Company, Limited
One Financial Place
Collymore Rock
St. Michael, Barbados


          Re:  Participating Stock-Registration
               Statement on Form S-2

Gentlemen:

          Reference is made to the Registration Statement on Form S-2 (the "Registration Statement") of Motors Mechanical Reinsurance Company, Limited, a Barbados corporation (the "Company"), File No. 333-82365, filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the proposed offer and sale by the Company of up to 12,000 shares of Participating Stock, no par value (the "Shares").

          As counsel to the Company, I have examined the corporate proceedings and such other legal matters relating to the Shares as I deemed relevant to the opinions expressed below.

          Based on such examination, I am of the opinion that:

          1. The Company is a corporation duly organized and existing under the laws of Barbados.

          2. The Company has corporate power to authorize, issue and sell the Shares.

          3. Upon the issuance and sale, the Shares shall be duly and validly issued and outstanding, fully paid and non-assessable.

                                                 Yours faithfully,

                                                 s/ Peter R.P. Evelyn

                                                 Peter R.P. Evelyn, Q.C.